Exhibit 99.1

TerraForm Power Announces Receipt of Nasdaq Letter

Requests a Hearing Regarding Letter

BETHESDA, Md., September 9, 2016 - TerraForm Power, Inc. (Nasdaq:TERP) (the “Company”), an owner and operator of clean energy power plants, announced today that on September 8, 2016 it received a notification letter from a Director of Nasdaq Listing Qualifications (the “Notification Letter”). The Notification Letter stated that due to the Company’s non-compliance with Nasdaq Listing Rule 5250(c)(1) (the “Filing Rule”), the Company would be delisted from The Nasdaq Global Select Market at the opening of business on September 19, 2016 unless the Company requests a hearing on the determination by 4:00 p.m. Eastern Time on September 15, 2016. As previously announced, the Company has not filed its Form 10-K for the year ended December 31, 2015, its Form 10-Q for the period ended March 31, 2016 or its Form 10-Q for the period ended June 30, 2016 (collectively, the “Delayed Filings”).

On September 9, 2016 the Company requested a hearing and also requested a stay of the delisting pending the hearing. Because of this request, the delisting of the Company's common stock will automatically be stayed for at least 15 calendar days. If the hearings panel grants the Company’s request for a stay, it can postpone any delisting action until the panel’s determination following the hearing. Hearings are typically scheduled to occur approximately 30-45 days after the date of the hearing request. At the hearing, the Company plans to present its plan to regain compliance with the Filing Rule and to request the continued listing of its common stock on The Nasdaq Global Select Market pending such compliance. There can be no assurance that the panel will grant the Company's requests.

About TerraForm Power

TerraForm Power is a renewable energy company that is changing how energy is generated, distributed and owned. TerraForm Power creates value for its investors by owning and operating clean energy power plants. For more information about TerraForm Power, please visit: www.terraformpower.com.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases.

Such statements include, without limitation, statements regarding the additional time that may be granted for the Company to regain compliance with the NASDAQ rules; any stay that may be granted with respect to the delisting of the Company’s common stock; the Company’s ability and time required to regain compliance with NASDAQ's rules; and the progress, outcome and timing of completing the Delayed Filings. These forward-looking statements are based on current expectations as of the date of this press release and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the extent and impact of delays in the Company’s completion of its financial statements and the filing of its annual and quarterly reports; whether the Company will be granted additional time to regain compliance with NASDAQ's continued listing requirements; the Company’s ability to regain compliance with NASDAQ's continued listing requirements; as well as additional factors we have described in other filings with the SEC.

The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are described in the filings made by us with the SEC.

The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contacts:

Investors:

Brett Prior
TerraForm Power
bprior@terraform.com
(650) 889-8628

Media:

Meaghan Repko / Joseph Sala / Nicholas Leasure
Joele Frank, Wilkinson Brimmer Katcher
media@terraform.com
(212) 355-4449